                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



                                   August 22, 1997
                                ---------------------
                                   (Date of Report)



                             SILVERADO GOLD MINES LTD.
             ------------------------------------------------------------
                (Exact Name of Registrant as specified in its charter)



                               British Columbia, Canada
                 ----------------------------------------------------
                    (State or other jurisdiction of incorporation)




           0-12132                                       98-0045034
     ------------------------                   --------------------------
     (Commission File Number)                   (IRS Employer I.D. Number)


                           Suite 505, 1111 West Georgia  Street
                     Vancouver, British Columbia, Canada V6E 4M3
             -----------------------------------------------------------
             (Address of principal executive offices including zip code)



                                     604-689-1535
                 ---------------------------------------------------
                 (Registrant's telephone number including area code)

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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     On August 22, 1997 the Company completed the sale of two million Units of securities at a price of $.15 per Unit to one offshore investor pursuant to Regulation S. Each Unit consisted of one Common Share and one-half of one Common Share Purchase Warrant. One Warrant is exercisable at a price of $.28 during the period ending August 21, 1999. The Company's placement agent, IBK Capital Corp., Toronto, Canada was paid a cash commission of nine percent of the gross proceeds of the offering.

     On August 28, 1997 the Company completed the sale of 1,500,000 shares of Common Stock at a price of $.20 per share to one offshore investor. The Company's placement agent, Peerless Associates, United Kingdom, was paid a commission of eight percent of the gross proceeds of the offering, paid in shares valued at the offering price.





                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 19th day of SEPTEMBER, 1997.


                                             SILVERADO GOLD MINES LTD.



                                             By:  /s/  Garry L. Anselmo
                                                -------------------------------
                                                  Garry L. Anselmo, B.A.,
                                                  President, Chief Executive
                                                  Officer, Principal Accounting
                                                  and Financial Officer